Exhibit 32.2
                                                                 ------------

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of CopyTele, Inc., hereby certifies that:

    1. The Company's Form 10-K Annual Report for the fiscal year ended October 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                            /s/ Henry P. Herms
                                            ------------------------------------
                                            Henry P. Herms
                                            Vice President - Finance and
January 14, 2008                            Chief Financial Officer